FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2007

TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14157 (Commission File Number)	36-2669023 (IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

Registrant's telephone number, including area code: (312) 630-1900

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)     N/A

(b)     As previously disclosed, due to personal reasons, Martin L. Solomon advised Telephone and Data Systems, Inc. ("TDS") that he planned to retire from the TDS Board of Directors after a search for a qualified successor was completed. On May 10, 2007, TDS announced that it had nominated Gregory P. Josefowicz for election at the 2007 annual meeting of shareholders to fill the directorship currently held by Mr. Solomon. Accordingly, Mr. Solomon's term as a director will expire at the 2007 annual meeting and Mr. Solomon will not stand for re-election at the 2007 annual meeting. Mr. Solomon is a member of the Corporate Governance committee of TDS.

          A copy of the news release announcing the foregoing is attached hereto as Exhibit 99.1 and incorporated by reference herein.

(c)     N/A

(d)     N/A

(e)     N/A

(f)     N/A

Item 8.01. Other Events.

        On May 10, 2007, TDS announced that its 2007 annual meeting of shareholders will be held in Chicago on July 26, 2007 at 10:00 a.m. Chicago time. The record date for the meeting is June 8, 2007.

        A copy of the news release announcing the foregoing is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

        In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date: May 10, 2007

By:	/s/ D. Michael Jack

D. Michael Jack
Senior Vice President and Corporate Controller

EXHIBIT INDEX The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description
99.1	Press Release dated May 10, 2007 announcing changes to directors
99.2	Press Release dated May 10, 2007 announcing annual meeting date